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                                  EXHIBIT 99.2



Contact:  Josef W. Rokus, Vice President - 508-347-4347




           NETOPTIX CORPORATION ANNOUNCES COMPLETION OF DEBT FINANCING

     STURBRIDGE, MASSACHUSETTS, October 4, 1999 -- NetOptix Corporation (Nasdaq:
OPTX), previously Galileo Corporation, announced today that it has completed arrangements for a debt financing package totaling $25,000,000 with Deutsche Financial Services Corporation, a unit of Deutsche Bank Group. This package consists of a $12,000,000 five-year revolving credit facility and a $13,000,000 five-year equipment acquisition facility secured by the Company's assets.

     This debt refinancing is part of the Company's plan to pay off its existing bank debt, to finance the expansion of its manufacturing capacity for Dense Wavelength Division Multiplex (DWDM) optical filters at its Optical Filter Corporation (OFC) facility in Natick, Massachusetts, to fund the previously announced start-up of a new facility in Germany which will also manufacture DWDM optical filters, and to provide working capital.

     This press release includes forward-looking statements regarding the Company's future operations. These forward-looking statements are based on certain underlying assumptions and expectations of management. As such, these forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from the forward-looking statements included in this press release.